UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2007

Newpark Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-362-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 11, 2007, Newpark Resources, Inc. issued a press release announcing it had entered into an agreement to sell its U.S. Environmental Services business to Trinity TLM Acquisitions, LLC. Under the terms of the agreement, Newpark will receive $81.5 million in cash, subject to a working capital adjustment and could potentially earn up to an additional $8 million under the terms of a five-year earn out provision in the agreement. The sale is expected to close by the end of 2007, and is subject to customary conditions, including approval by Newpark’s lenders, regulatory approvals and the satisfactory completion of certain environmental due diligence by Trinity. The Company intends to use the net proceeds from the sale to pay down debt and for other general corporate purposes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 (including Exhibit 99.1 incorporated herein by reference) of this Current Report on Form 8-K is being "furnished" under Item 7.01. Regulation FD Disclosure and, as such, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by Newpark pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by Newpark Resources, Inc. on October 11, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources, Inc.

October 11, 2007	By:	/s/ James E. Braun

Name: / James E. Braun
Title: James E. Braun, Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newpark Resources, Inc. on October 11, 2007.